                                                                    EXHIBIT 99.2









PIEDMONT NATURAL GAS COMPANY, INC.
PAYROLL INVESTMENT PLAN

Financial Statements as of September 30, 2002 and 2001 and for the Year Ended September 30, 2002, Supplemental Schedule as of September 30, 2002, and Independent Auditors' Report

PIEDMONT NATURAL GAS COMPANY, INC.
PAYROLL INVESTMENT PLAN


TABLE OF CONTENTS


                                                                                        PAGE

INDEPENDENT AUDITORS' REPORT                                                              1

FINANCIAL STATEMENTS:
   Statements of Net Assets Available for Benefits as of September 30, 2002 and 2001      2
   Statement of Changes in Net Assets Available for Benefits for the Year Ended
     September 30, 2002                                                                   3
   Notes to Financial Statements                                                         4-6

SUPPLEMENTAL SCHEDULE - Form 5500, Schedule H, Part IV, Line 4i - Schedule of
   Assets (Held at End of Year) as of September 30, 2002                                  7



NOTE: The accompanying financial statements have been prepared for the purpose of filing with the Department of Labor's Form 5500.
           Supplemental schedules required by 29 CFR 2520 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, other than the schedule listed above, are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


To the Retirement Committee and Participants of
  Piedmont Natural Gas Company, Inc. Payroll Investment Plan:

We have audited the accompanying statements of net assets available for benefits of Piedmont Natural Gas Company, Inc. Payroll Investment Plan (the "Plan") as of September 30, 2002 and 2001, and the related statement of changes in net assets available for benefits for the year ended September 30, 2002. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 2002 and 2001, and the changes in net assets available for benefits for the year ended September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the Table of Contents is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan's management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2002 financial statements and, in our opinion, is fairly stated, in all material respects, when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche, LLP


November 5, 2002

PIEDMONT NATURAL GAS COMPANY, INC.
PAYROLL INVESTMENT PLAN


STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 2002 AND 2001


                                                          2002           2001

ASSETS:
  Investments (Notes 1, 2, 3 and 6)                   $25,317,145    $25,511,866
                                                      -----------    -----------
  Receivables:
    Employer's contribution                                31,449         32,968
    Participants' contributions                            67,081         70,547
    Due from broker for securities sold                   140,830          3,258
                                                      -----------    -----------
        Total receivables                                 239,360        106,773
  Cash                                                      1,736          4,901
                                                      -----------    -----------

        Total assets                                   25,558,241     25,623,540

LIABILITY - Due to broker for securities purchased        142,566          8,165
                                                      -----------    -----------

NET ASSETS AVAILABLE FOR BENEFITS                     $25,415,675    $25,615,375
                                                      ===========    ===========


See notes to financial statements.

PIEDMONT NATURAL GAS COMPANY, INC.
PAYROLL INVESTMENT PLAN


STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED SEPTEMBER 30, 2002


ADDITIONS:
  Investment income - interest income (Note 2)                                       $     51,781
                                                                                     ------------
  Contributions:
    Employer's                                                                            815,515
    Participants'                                                                       1,826,040
                                                                                     ------------
         Total contributions                                                            2,641,555
  Transfer from other plan (Note 1)                                                       730,897
                                                                                     ------------

         Total additions                                                                3,424,233
                                                                                     ------------

DEDUCTIONS:
  Investment loss - net depreciation in fair value of investments (Notes 2 and 3)       2,152,925
  Benefits paid to participants                                                         1,393,596
  Expenses (Notes 2 and 6)                                                                 77,412
                                                                                     ------------

            Total deductions                                                            3,623,933
                                                                                     ------------

NET DECREASE                                                                             (199,700)

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                                                    25,615,375
                                                                                     ------------

  End of year                                                                        $ 25,415,675
                                                                                     ============


See notes to financial statements.

PIEDMONT NATURAL GAS COMPANY, INC.
PAYROLL INVESTMENT PLAN


NOTES TO FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2002 AND 2001 AND FOR THE YEAR ENDED SEPTEMBER 30, 2002



1.       DESCRIPTION OF THE PLAN

         The following description of Piedmont Natural Gas Company, Inc. (the "Company") Payroll Investment Plan (the "Plan") is provided for general information purposes only. Participants should refer to the plan document for more complete information.

         GENERAL - The Plan is a defined contribution plan, providing benefits to participating hourly employees or their beneficiaries upon retirement, death or termination of employment (following a break in service, as defined in the Plan). All full-time hourly employees become eligible to participate in the Plan on the first day of the plan quarter after they have completed six months of continuous service with the Company. The Retirement Committee of the Board of Directors of the Company controls and manages the operation and administration of the Plan. Wachovia Bank, N.A. (formerly First Union National Bank) ("Wachovia") serves as the trustee of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         Effective October 1, 2001, the Piedmont Natural Gas Company Employee Stock Ownership Plan (the "ESOP Plan") was merged into the Piedmont Natural Gas Company, Inc. Salary Investment Plan (the "Salary Plan") and the Plan (collectively, the "401(k) Plans"). Net assets of $730,897 from the bargaining unit component of the ESOP Plan were transferred to the Plan and net assets of $5,206,148 from the non-bargaining unit component of the ESOP Plan were transferred to the Salary Plan in October 2001. As a result of the merger, on and after October 1, 2001, the Plan consists of two portions, the ESOP and savings portions, as defined. Participants can remain invested in the Company's common stock or sell the common stock at any time and reinvest the proceeds in any of the investment options available in the 401(k) Plans.

         CONTRIBUTIONS - Effective April 1, 2002, participants may contribute up to 50% (formerly 15%) of their pretax annual compensation, as defined in the Plan. The Company contributes 50% of the first 10% of base compensation that a participant contributes to the Plan. Additional amounts may be contributed at the discretion of the Company's Board of Directors. There were no discretionary contributions during 2002 and 2001. Contributions are subject to certain Internal Revenue Code limitations. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans.

         PARTICIPANT ACCOUNTS - Individual accounts are maintained for each plan participant. Each participant's account is credited with the participant's contribution, the Company's matching contribution, and allocations of Company discretionary contributions, if applicable, and plan earnings, and charged with any benefit payments and allocations of plan losses and expenses. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         INVESTMENTS - Participants direct the investment of their contributions into various investment options offered by the Plan. Currently, the Plan offers eight mutual funds, three common trust funds and one common stock fund as investment options for participants.

         VESTING - All participant and employer contributions and earnings thereon are fully vested and nonforfeitable upon allocation to the participants' accounts.

         PARTICIPANT LOANS - Participants may borrow from their fund accounts up to a maximum of $50,000 or 50% of their account balances, whichever is less. The loans are secured by the balance in the participant's account and bear interest at rates at the average yield of five-year U.S. Treasury notes.

         PAYMENTS OF BENEFITS - The vested balance of a participant's account will be paid to the participant or, in the case of death, to the spouse or beneficiary, if any, in a single, lump sum of cash. However, a participant who retires with an account balance of more than $15,000 may elect payment over a specified number of years under an annuity contract purchased from a life insurance company selected by the participant.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

         USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates. The Plan utilizes various investment instruments. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

         INVESTMENT VALUATION AND INCOME RECOGNITION - Investments in mutual funds are valued at quoted market prices, which represent the net asset values of shares held by the Plan at year-end. Investments in common trust funds ("funds") are stated at estimated fair values, which have been determined based on the unit values of the funds. Unit values are determined by the organization sponsoring such funds by dividing the funds' net assets at fair value by the units outstanding at each valuation date. Investment in the common stock fund is valued at its quoted market price. Participant loans receivable are valued at cost plus accrued interest, which approximates fair value.

         Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

         PAYMENT OF BENEFITS - Benefits payments to participants are recorded upon distribution.

         EXPENSES - As provided by the plan document, administrative expenses (excluding certain trustee and fund management expenses) of the Plan are paid by the Company.

3.       INVESTMENTS

         The Plan's investments that represented 5% or more of the Plan's net assets available for benefits as of September 30, 2002 and 2001, are as follows:

                                                                                                 2002            2001

         Evergreen Stock Selector Fund (formerly the Evergreen
           Select Value Fund), 599,400 and 653,510 shares, respectively                      $ 5,838,154     $ 8,025,102
         Evergreen Select Balanced Fund, 153,798 and 169,473 shares,
           respectively                                                                        1,390,331       1,696,421
         INVESCO Dynamics Fund, 161,045 and 156,610 shares,
           respectively                                                                        1,566,965       1,912,207
         Alleghany/Montag & Caldwell Growth Fund, 65,578 shares                                        *       1,437,478
         Evergreen Short Intermediate Bond Fund, 145,216 shares                                1,759,955              --
         First Union Stable Investment Fund, 333,894 and 304,799 units,
           respectively                                                                        9,590,278       8,442,096

         * Represented less than 5% of the Plan's net assets available for benefits as of this date

         During 2002, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) (depreciated) appreciated in value as follows:

         Mutual funds                                                                                        $(2,507,210)
         Common trust funds                                                                                      290,749
         Common stock fund                                                                                        63,536
                                                                                                             -----------

                                                                                                             $(2,152,925)
                                                                                                             ===========

4.       FEDERAL INCOME TAX STATUS

         The Internal Revenue Service has determined and informed the Company by a letter dated May 16, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code. The Plan has been amended since receiving the determination letter; however, the Company and plan administrator believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Internal Revenue Code and the Plan and related trust are tax-exempt. Therefore, no provision for income taxes has been included in the Plan's financial statements.


5.       PLAN TERMINATION

         Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.


6.       RELATED-PARTY TRANSACTIONS

         Certain plan investments are shares of mutual funds and units of participation in common trust funds managed by Wachovia. Wachovia is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions. Fees paid by the Plan to Wachovia for the investment management services amounted to $77,412 for the year ended September 30, 2002.

PIEDMONT NATURAL GAS COMPANY, INC.
PAYROLL INVESTMENT PLAN


FORM 5500, SCHEDULE H, PART IV, LINE 4i - SCHEDULE OF ASSETS
(HELD AT END OF YEAR)
SEPTEMBER 30, 2002


                                                     DESCRIPTION OF INVESTMENT,
                                                      INCLUDING MATURITY DATE,
      IDENTITY OF ISSUE, BORROWER,                 RATE OF INTEREST, COLLATERAL,                              CURRENT
         LESSOR OR SIMILAR PARTY                       PAR OR MATURITY VALUE               COST                VALUE

 *  Evergreen Stock Selector Fund             Mutual fund                                   **              $ 5,838,154

 *  Evergreen Select Balanced Fund            Mutual fund                                   **                1,390,331

    Federated Stock Trust                     Mutual fund                                   **                  478,537

    Federated Bond Fund                       Mutual fund                                   **                  479,876

    INVESCO Dynamics Fund                     Mutual fund                                   **                1,566,965

    INVESCO Combination Stock
      and Bond Fund                           Mutual fund                                   **                  233,461

    Putnam International Growth
      Class A Fund                            Mutual fund                                   **                  668,769

    Alleghany/Montag & Caldwell
      Growth Fund                             Mutual fund                                   **                1,175,466

 *  Evergreen Short Intermediate
      Bond Fund                               Mutual fund                                   **                1,759,955

 *  First Union Stable Investment
      Fund                                    Common trust fund                             **                9,590,278

 *  First Union Enhanced Stock
      Market Fund                             Common trust fund                             **                  271,384

 *  Piedmont Natural Gas Stock Fund           Common trust fund                             **                1,033,074

 *  Participant loans receivable              Participant loans (maturing 2001
                                                through 2015 at 5.82% to 8.53%)             **                  830,895
                                                                                                            -----------

    Total investments                                                                                       $25,317,145
                                                                                                            ===========


 * Permitted party-in-interest.
** Cost information is not required for participant-directed investments and, therefore, is not included.